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                             NUR MACROPRINTERS LTD.

                                       AND

                              JOSEPHTHAL & CO. INC.


            ---------------------------------------------------------



                        PLACEMENT AGENT WARRANT AGREEMENT







        Dated February 18, 1999, to be effective as of December 24, 1997

            ---------------------------------------------------------
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



        PLACEMENT AGENT WARRANT AGREEMENT dated February 18, 1999 to be effective as of December 24, 1997 between NUR MACROPRINTERS LTD., an Israeli corporation (the "Company"), and JOSEPHTHAL & CO. INC. (hereinafter referred to variously as the "Holder" or "Josephthal").

                              W I T N E S S E T H:

        WHEREAS, Josephthal has acted pursuant to that certain Placement Agent Agreement dated September 29, 1997 (the "Placement Agency Agreement") as exclusive placement agent to effect a private offering of four million (4,000,000) Ordinary Shares, nominal value NIS 1.00 per share, of the Company ("Ordinary Shares"), the final closing of which was December 24, 1997; and

        WHEREAS, the Company has agreed pursuant to the Placement Agency Agreement to issue to Josephthal warrants (the "Warrants") to purchase up to 400,000 Ordinary Shares;

        WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued by the Company to Josephthal in partial consideration for Josephthal acting as exclusive placement agent pursuant to the Placement Agency Agreement;

        NOW, THEREFORE, in consideration of the premises made herein, the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Grant. The Holder (as defined in Section 3 hereof) is hereby granted the right to purchase, at any time from December 24, 1997 until 5:30 P.M., New York time, on December 23, 2002 up to 400,000 Ordinary Shares (subject to adjustment as provided in Article 8 hereof) at an initial exercise price of US$1.00 per Ordinary Share subject to the terms and conditions of this Agreement.

        2. Warrant Certificates. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

        3.  Exercise of Warrant.

        3.1 Method of Exercise. The Warrants initially are exercisable at an initial exercise price (subject to adjustment as provided in Section 8 hereof) per Ordinary Share set forth in Section 6 hereof, payable by certified or official bank check in

New York Clearing House funds. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Purchase Price (as hereinafter defined) for the Ordinary Shares purchased at the Company's principal offices (presently located at 5 David Navon Street, Moshav Magshimim, Israel, 56910) the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Ordinary Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional Ordinary Shares underlying the Warrants). Warrants may be exercised to purchase all or part of the total number of Ordinary Shares requested thereby. In the case of the purchase of less than all the Ordinary Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Ordinary Shares purchasable thereunder.

        3.2 (intentionally omitted).

        3.3 Definition of Market Price.  As used herein (but subject to Section
3.2 above), the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Ordinary Shares are listed or admitted to trading, or, if the Ordinary Shares are not listed or admitted to trading on any national securities exchange, the average closing bid price as furnished by the NASD through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or if the Ordinary Shares are not quoted on NASDAQ, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

        4. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for Ordinary Shares or other securities, properties or rights underlying such Warrants, shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

        The Warrant Certificates and the certificates representing the Ordinary Shares (and/or other securities, property or rights issuable upon the exercise of the Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

        5. Restriction on Transfer of Warrants. The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants described therein are being acquired as an investment and not with a view to the distribution thereof.

        6.  Exercise Price.

        6.1 Initial and Adjusted Exercise Price. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Warrant shall be US$1.00 per Ordinary Share. The adjusted exercise price of each Warrant shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

        6.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

        7.  Registration Rights.

        7.1 Registration Under the Securities Act of 1933.
(a) The Warrants, and the Ordinary Shares issuable upon exercise of the Warrants, have not been registered under the Securities Act of 1933, as amended (the "Act"). Upon exercise, in part or in whole, of the Warrant certificates representing the Ordinary Shares and any other securities issuable upon exercise of the Warrants shall bear the following legend:

            The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.


(b) Holders of the Ordinary Shares shall be entitled to all of the rights and privileges relating to registration rights afforded to investors in the private placement carried out prusuant to the Placement Agency Agreement as set forth in Annex A to the related Subscription Agreement, which is incorporated herein by reference and expressly made a part hereof.

        8.  Adjustments to Exercise Price and Number of Securities.

        8.1 Subdivision and Combination.   In case the Company shall at any
time subdivide or combine the outstanding Ordinary Shares, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

        8.2 Stock Dividends and Distributions. In case the Company shall pay a dividend on, or make a distribution of, Ordinary Shares or of the Company's capital stock convertible into Ordinary Shares, the Exercise Price shall forthwith be proportionately decreased. An adjustment made pursuant to this Section 8.2 shall be made as of the record date for the subject stock dividend or distribution.

        8.3 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Ordinary Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Ordinary Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

        8.4 Definition of Ordinary Shares. For the purpose of this Agreement, the term "Ordinary Shares" shall mean (i) the class of stock designated as Ordinary Shares in the Memorandum of Association of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Ordinary Shares consisting solely of changes in nominal value, or from nominal value to no nominal value, or from no nominal value to nominal value. In the event that the Company shall after the date hereof issue securities with greater or superior voting rights than the Ordinary Shares outstanding as of the date hereof, the Holder, at its option, may receive upon exercise of any Warrant either Ordinary Shares or a like number of such securities with greater or superior voting rights.

        8.5 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, or sale by the Company of all or substantially all of its assets to another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Ordinary Shares), the corporation formed by such consolidation or merger or acquiror of such assets shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of Ordinary Shares of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 8. The above provision of this Subsection shall similarly apply to successive consolidations or mergers.

        8.6 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:
            (a) Upon the issuance or sale of the Warrants or the Ordinary Shares issuable upon the exercise of the Warrants, or the options, rights and Warrants issued and outstanding on the date hereof; or
            (b) If the amount of said adjustment shall be less than 2 cents ($.02) per Ordinary Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 2 cents ($.02) per Ordinary Share.

        8.7 Dividends and Other Distributions. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of Ordinary Shares) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than Ordinary Shares), whether issued by the Company or by another, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the Ordinary Shares or other securities and property receivable under the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 8.7.

        9. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Ordinary Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

            Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

        10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Ordinary Shares upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Ordinary Shares, or other securities, properties or rights.

        11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized Ordinary Shares, solely for the purpose of issuance upon the exercise of the Warrants, such number of Ordinary Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Ordinary Shares and other securities issuable upon such exercise shall be duly and validly issued, full paid, non-

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

assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all Ordinary Shares issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges, if any, on which the Ordinary Shares issued to the public in connection herewith may then be listed and/or quoted on NASDAQ.

        12. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

             (a) the Company shall take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

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

             (b) the Company shall offer to all the holders of its Ordinary Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

             (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale.

        13.  (intentionally omitted).

        14. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

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

             (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

             (b) If to the Company, at P.O. Box 8440, Moshav Magshimim, Israel, 56910 or to such other address as the Company may designate by notice to the Holders.

        15. Supplements and Amendments. The Company and Josephthal may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates (other than Josephthal) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Josephthal may deem necessary or desirable and which the Company and Josephthal deem shall not adversely affect the interests of the Holders of Warrant Certificates.

        16. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

        17. Termination. This Agreement shall terminate at the close of business on December 23, 2002. Notwithstanding the foregoing, the indemnification provisions of Section 7 hereof shall survive such termination until the close of business on December 23, 2008.

       18. Governing Law; Submission to Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State, without giving effect to the rules of said State governing the conflicts of laws.

       The Company, Josephthal and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, Josephthal and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, Josephthal and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the


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

address set forth in Section 14 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, Josephthal and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

          19. Entire Agreement; Modification. This Agreement (including the Placement Agency Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

          20. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

          21. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this

Agreement and shall be given no substantive effect.

          22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and Josephthal and any other registered Holder(s) of the Warrant Certificates or Ordinary Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and Josephthal any other Holder(s) of the Warrant Certificates or Ordinary Shares.

          23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

[SEAL]                                             NUR MACROPRINTERS LTD.


                                   By:
----------------------------------
Attest:                            Name:

                                   Title:

----------------------------------
                      , Secretary


                                   JOSEPHTHAL & CO. INC.

                                   By:
                                      ------------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT A

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                                   EXERCISABLE ON OR BEFORE
                          5:30 P.M. NEW YORK TIME,  DECEMBER 23, 2002

NO. W-
      --------                                                         ---------
                                                              Warrants

                                      WARRANT CERTIFICATE

            This Warrant Certificate certifies that Josephthal & Co. Inc., or registered assigns, is the registered holder of _______ Warrants to purchase initially at any time from December 24, 1997 until 5:30 p.m. New York time on December 23, 2002 (the "Expiration Date"), up to ______ fully-paid and non-assessable Ordinary Shares, NIS 1.0 nominal value per share ("Ordinary Shares") of Nur Macroprinters Ltd., an Israeli corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of US$1.00 per Ordinary Share; upon surrender of this Warrant Certificate and payment of the applicable Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Placement Agent Warrant Agreement dated as of February 18, 1999 effective as of December 24, 1997 between the Company and Josephthal & Co. Inc. (the "Warrant Agreement"). Payment of the applicable Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

            No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

            The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference herein and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

            The Warrant Agreement provides that upon the occurrence of certain events, the then applicable Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the then applicable Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

            Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

            Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

            The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

            All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

            IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated February 18, 1999 effective as of December 24, 1997

                                                   NUR MACROPRINTERS LTD.


[SEAL]                                             By:
                                                      -------------------------
                                                      Name:
                                                      Title:

Attest:

-------------------------------
                    , Secretary

                    [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1]


          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:

                              CHECK APPROPRIATE BOX

and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of NUR MACROPRINTERS
LTD. in the amount of $           , all in accordance with the terms hereof. The
undersigned requests that a certificate for such securities be registered in the
name of                         whose address is                             and
that such Certificate be delivered to                           whose address
is                                                                      .


Dated:


                      Signature
                               ----------------------------------------

                      (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)



                      (Insert Social Security or Other
                      Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]

     (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

     FOR VALUE RECEIVED
hereby sells, assigns and transfers unto


     (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein,
and hereby irrevocably constitutes and appoints                        Attorney,
to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:

            Signature:
                      ------------------------------------
            (Signature must confirm in all respects to name of holder as specified on the face of the Warrant Certificate.)

            (Insert Social Security or Other Identifying Number of Assignee).